Exhibit 99.1
September 8, 2005
For Immediate Release
Collegiate Pacific Announces FY05 Year-End Results and Executes Definitive Merger Agreement to Acquire Remaining Shares in Sport Supply Group, Inc.
•	FY05 EPS of $.35

•	FY Revenue $106.3M up 169%; FY Operating Profits up 137%

•	Company Discusses Guidance; Sees $.75 — $1.00 FY07 Fully Diluted EPS
Collegiate Pacific Inc. (AMEX – BOO) today announced its year end results for FY05 and also announced it has executed a definitive merger agreement to acquire the remaining outstanding shares of Sport Supply Group, Inc. (SSPY) for $6.74 per share through the exchange of .56 shares of BOO common stock for each outstanding share of SSPY common stock. The exchange ratio was negotiated based on recent average trading prices for BOO common stock and a price of $6.74 per SSPY common share, the same price Collegiate Pacific paid in cash for its purchase of 53% of Sport Supply Group on July 1. The merger agreement has been approved by a special committee of the Sport Supply Group board after receipt of an independent fairness opinion that the transaction is fair to the minority SSPY shareholders from a financial point of view. While still under review, it is currently contemplated that holders of outstanding in-the-money SSPY stock options would be able to exercise their options prior to closing or exchange the net spread in their options for BOO shares on the same basis as the SSPY shareholders.
Michael J. Blumenfeld, Chairman and CEO of Collegiate Pacific, stated: “We are pleased to have finished FY05 with sales, gross margins and operating income (excluding non- cash acquisition charges) at or above the high end of our anticipated range, and have set the stage for an exciting FY06 commencing with the planned purchase of the remaining shares of SSPY. During FY05, Sales, General and Administrative Expenses ran slightly ahead of plan as we worked to ready the operating platform. We acquired 45 industry salesmen during their seasonal slow period (January – June), resulting in expenses that preceded their selling season (July – December). This seasonal cycle should reverse itself in the coming six-month period. As well, the Company incurred approximately $420,000 in non-cash FAS-141 intangibles charges in connection with recent acquisitions – or approximately $.04 per share in FY05, a substantial majority of which amortization was charged against the earnings in the fourth fiscal quarter. These non-cash acquisition-related charges do not diminish our enthusiasm for what has been accomplished in FY05. Our acquired sales forces and organic catalog divisions performed exceptionally well during the year, setting the stage for exciting times to come. Please note that our FY05 results do not reflect any contribution from SSPY since we did not acquire our 53% interest in SSPY until after the end of our fiscal year.”
Commenting on the definitive merger agreement with Sport Supply Group, Michael J. Blumenfeld stated: “It gives us great pleasure to have reached agreement to acquire the remaining shares of SSPY. Under the terms of the merger agreement, SSPY shareholders will receive an exchange ratio of .56 shares of BOO common stock for each share owned of SSPY common stock. For purposes of this calculation, Collegiate Pacific’s common stock was valued at its 30 day average trading price prior to the date of this announcement, equaling $12.03 per share. Sport Supply Group shares were valued at $6.74, resulting in a transaction value of approximately $28 Million not including in the money stock options. The Company anticipates the transaction will close, subject to the approval of both SSPY and BOO shareholders and certain other conditions, towards the end of calendar 2005. We expect to file a registration statement and proxy statement with respect to the proposed merger with the SEC around the end of September. We look forward to the SSPY shareholders joining the BOO family and expect this transaction to provide a significant increase in the liquidity of their holdings. ”

“In keeping with previous expectations and the management succession program the Board of Directors is reviewing, I anticipate the senior management structure of the Company post-closing to consist of myself as Chairman of the Board, Adam Blumenfeld as CEO, and Terrence Babilla as President of the Company. William Estill will retain his position as CFO. These changes are consistent with my intention to fully retire from day to day operations by the end of FY06.”
Adam Blumenfeld, President of Collegiate Pacific, stated: “This Sport Supply Group transaction will further cement Collegiate Pacific’s position as the premiere marketing and distribution company in the United States for team sporting goods equipment and uniforms. By fully combining the ownership of the two companies now, we should be able to accelerate our efforts to combine the marketing, manufacturing and distribution assets of the two companies for the benefit of both groups of shareholders. Collegiate Pacific’s core competencies of marketing, sales and product design are a strong complement to SSPY’s expertise in distribution, technology, and fiscal discipline. We have filed a Power Point presentation as an 8-K exhibit which speaks to many of the benefits of this transaction. We encourage our investors to review this document, which is available at Edgar-online and on our corporate website at www.cpacsports.com. Some anticipated future benefits for the fully integrated companies over time include:
–	Inventory Reductions increase Cash Flow: elimination of 750+ like-SKUs

–	Combination of Manufacturing Facilities: overhead absorption and profit potential

–	Combination of Distribution Facilities: operating efficiencies and rent reduction in future periods

–	Combination of International Sourcing Efforts: extra volume yields profit potential

–	Combined Marketing Efforts: optimized target marketing; product penetration

–	Combination of Office Space: potential rent reduction in future periods

–	Leveraging SSPY’s IT and Web Infrastructure: industry-leading solution

–	Leveraging BOO’s Sales and Marketing Expertise: 750+ yrs of industry experience

–	General and Administrative Savings: Re-negotiated costs based on combined size

–	Availability of SSPY product to BOO’s 200 salesmen and 1.5M catalogs

–	Availability of BOO product to SSPY’s web sites, distributors, and 1.7M catalogs

–	General Operating Efficiencies: adoption of best practices across the platform
Regarding go-forward guidance, Adam Blumenfeld commented: “We are now prepared to discuss forward-looking earnings projections for FY06 and FY07. For FY06, assuming closing of the transaction towards the end of calendar 2005, we are comfortable with current analyst projections of $220 – $230 Million in consolidated net sales and fully diluted EPS of $.45 – $.55 per share, which includes certain acquisition related amortization charges in the approximate amount of $.19 per share and Sarbanes Oxley first-year 404 compliance costs in the approximate amount of $.14 per share connected with bringing both Collegiate Pacific and Sport Supply Group into compliance by June 30, 2006. We intend to expense these charges as they occur, and will be breaking out SOX and transaction related expenses in our quarterly earnings announcements to provide the investment community with full visibility to non-cash intangibles and SOX related expenses. We are budgeting approximately $1.4 Million (pre-tax) for our first-year SOX 404– related expense and $1.3 Million (pre-tax) for FAS-141 non-cash intangibles-related charges in connection with our acquisitions, the majority of which is directly attributable to Sport Supply Group, Inc. These projections assume a fully diluted share count of 10.4 Million shares in the first two quarters of FY06 and 12.95 Million shares in the final two quarters of FY06, and a blended FY06 count of 11.7M shares.”
“For FY07, assuming closing of the transaction towards the end of calendar 2005, the Company sees fully diluted EPS in a range of $.75 – $1.00 on consolidated net sales of approximately $250 Million, assuming no further acquisitions. We intend to update FY07 guidance as conditions merit, and certainly towards the end of FY06 as the fiscal year unfolds.”
“Investors should be mindful of the significant seasonality shift SSPY brings to our business. The first fiscal quarter of 2006 stands to be the Company’s strongest quarter with consolidated net sales, including SSPY, of greater than $60 Million. SSPY will weaken our second quarter due to fewer school days in the holiday season, but strengthen the third and fourth quarters as both Collegiate Pacific and Sport Supply Group catalogs enjoy strong Spring sports seasons. Our efforts in the coming quarters and years will be directed towards driving top line sales growth, combining the operations to extract operating leverage, and bringing SSPY’s gross margin more in line with that of Collegiate Pacific. We believe each additional point in company-wide gross margins has a $.10 – $.12 positive impact to fully diluted EPS of the combined entity – thus our particular focus on margin improvement.”
Adam Blumenfeld concluded: “The combination of Collegiate Pacific’s core organic growth rate, recently acquired sales forces, and future full ownership of Sport Supply Group puts BOO in a unique position to lead the team sporting goods industry. While no business grows from $40 Million to an estimated $250 Million in FY07 without challenges, we remain confident and committed to our 3-year plan of building both the financial and franchise value of the company for the benefit of all shareholders.”
Today, the Company will host a previously announced 7:30 a.m. CDT/8:30 a.m. EDT conference call which may be accessed by dialing 888-286-8010 and using password 81097777. A replay of the call will be available for 30 days and may be accessed by dialing 888-286-8010 and using passcode 66085387.

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$40,325,716	$7,473,145
Accounts receivable, net of allowance for doubtful accounts of $1,042,496 and $635,531, respectively	18,131,753	10,683,860
Inventories	17,478,805	9,291,863
Current portion of deferred taxes	775,231	193,292
Prepaid income taxes	644,596	—
Prepaid expenses and other current assets	601,439	496,912

Total current assets	77,957,540	28,139,072
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $1,294,135 and $870,394, respectively	1,501,096	831,205
DEFERRED DEBT ISSUANCE COSTS, net of accumulated amortization of $392,932 in 2005	3,017,427	—
INTANGIBLE ASSETS, net of accumulated amortization of $853,333 and $339,438, respectively	1,862,606	1,105,990
GOODWILL	23,848,345	15,997,287
DEFERRED INCOME TAXES	—	203,194
OTHER ASSETS, net	409,068	459,521

Total assets	$108,596,082	$46,736,269

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILTIES:
Accounts payable	$9,782,479	$4,983,603
Accrued liabilities	1,724,783	1,283,553
Dividends payable	255,144	247,128
Accrued interest	250,000	—
Current portion of long-term debt	329,867	124,800
Income taxes payable	—	700,850

Total current liabilities	12,342,273	7,339,934
REDEEMABLE COMMON STOCK	—	7,250,000
DEFERRED TAX LIABILITY	700,146	—
LONG-TERM DEBT	50,448,153	73,200
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 1,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 10,205,780 and 9,884,142 shares issued and 10,119,754 and 9,798,116 shares outstanding, respectively	102,058	98,842
Additional paid-in capital	41,911,008	31,469,423
Retained earnings	3,749,895	1,162,321
Treasury stock at cost, 86,026 shares	(657,451)	(657,451)

Total stockholders’ equity	45,105,510	32,073,135

Total liabilities and stockholders’ equity	$108,596,082	$46,736,269

COLLEGIATE PACIFIC INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	For the years ended June 30,
	2005	2004
Net sales	$106,339,351	$39,561,521
Cost of sales	70,385,403	25,605,725

Gross profit	35,953,948	13,955,796

Selling, general and administrative expenses	28,651,112	11,108,820

Operating profit	7,302,836	2,846,976

Other income (expense):
Interest income	580,862	22,388
Interest expense	(2,160,281)	(52,415)
Other	174,644	18,376

Total other expense	(1,404,775)	(11,651)

Income before income taxes	5,898,061	2,835,325

Income tax provision	2,296,989	1,162,108

Net income	$3,601,072	$1,673,217

Weighted average number of shares outstanding:
Basic	10,031,314	6,324,950

Diluted	10,279,185	7,571,910

Net income per share of common stock – basic	$0.36	$0.26

Net income per share of common stock – diluted	$0.35	$0.22

Collegiate Pacific is the nation’s fastest growing manufacturer and supplier of sports equipment primarily to the institutional and team dealer markets. The Company offers more than 4,500 products to 300,000 prospective and existing customers. The Company distributes approximately 1.5 million catalogs annually and employs approximately 170 professional road salesmen.
Sport Supply Group is a leading direct marketer and B2B e-commerce supplier of sporting goods and physical education equipment to the institutional and youth sports market place. Athletes, coaches and instructors in schools, colleges, universities, governmental agencies, camps and youth organizations across the country use our products. Collegiate Pacific (AMEX:BOO — News) owns approximately 53% of Sport Supply Group’s issued and outstanding common stock.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Collegiate Pacific’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions, actions and initiatives by current and potential competitors, the future performance of Sport Supply Group as a subsidiary of Collegiate Pacific and the ability of Collegiate Pacific to realize benefits from its purchase of a majority interest in Sport Supply Group, the satisfaction of the closing conditions to the merger with Sport Supply Group and the ability of Collegiate Pacific to realize additional benefits from full ownership of Sport Supply Group as well as the costs and timing associated with the integration process, the impact of costs related to FAS-141 on the accounting for Collegiate Pacific’s acquisitions, and certain other additional factors described in Collegiate Pacific’s filings made from time to time with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Collegiate Pacific’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Collegiate Pacific is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
In connection with the proposed merger with Sport Supply Group, Collegiate Pacific will file a registration statement with the Securities and Exchange Commission containing a proxy statement/prospectus. The proxy statement/prospectus will be mailed to the stockholders of Collegiate Pacific and Sport Supply Group to consider and vote upon the proposed merger. Investors and stockholders are urged to carefully read the proxy statement/prospectus and other relevant materials filed with the Securities and Exchange Commission when they become available because they will contain important information about Collegiate Pacific, Sport Supply Group, the merger and other related matters. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed by Collegiate Pacific at the Securities and Exchange Commission’s web site at www.sec.gov. These documents can also be obtained for free from Collegiate Pacific by directing such request to the Company’s Investor Relations at (972) 243 8100.
Collegiate Pacific and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Collegiate Pacific’s participants in the solicitation is set forth in Collegiate Pacific’s proxy statements and Annual Reports on Form 10-KSB, previously filed with the Securities and Exchange Commission, and in the proxy statement/prospectus relating to the merger when it becomes available.

Contact:
      Collegiate Pacific Inc., Dallas
      Adam Blumenfeld/Michael Blumenfeld, 972-243-8100
Source: Collegiate Pacific Inc